Exhibit No. 23.2
Form S-2
Buyers United, Inc.



                         Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement of Buyers United, Inc. and Subsidiary on Form S-2 of our report dated March 11, 2004, except for Note 14 to the financial statements, as to which the date is March 15, 2004 on the financial statements of Buyers United, Inc. and Subsidiary appearing in the 2003 Form 10-KSB of Buyers United, Inc. and to the reference to us under the heading "Experts" in the registration statement.

                                          /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
April 6, 2004